Exhibit 32

April 29, 2004

Securities and Exchange Commission
450 Fifth Street, N.W
Washington, D.C. 20549

Ladies and Gentlemen:

          The certification set forth below is being submitted to the Securities and Exchange Commission solely for the purpose of complying with Section 1350 of Chapter 63 of Title 18 of the United States Code. This certification is not to be deemed filed pursuant to the Securities Exchange Act of 1934 and does not constitute a part of the Annual Report on Form 10-K (the “Report”) accompanying this letter.

          Ernest A. Bates, M.D., the Chief Executive Officer and Craig K. Tagawa, the Chief Financial Officer of American Shared Hospital Services, each certifies that, to the best of his knowledge:

1. the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of American Shared Hospital Services.

/s/ Ernest A. Bates, M.D.

Ernest A. Bates, M.D.
Chief Executive Officer

/s/ Craig K. Tagawa

Craig K. Tagawa
Chief Financial Officer